Exhibit 22.1
List of Subsidiary Guarantors

The following subsidiaries of Service Properties Trust, a Maryland real estate investment trust (the “Trust”), jointly and severally and fully and unconditionally, guaranteed the Trust’s 7.50% Senior Notes due 2025 and the Trust’s 5.50% Senior Notes due 2027:

Exact Name of Subsidiary Guarantor	Jurisdiction
Cambridge TRS, Inc.	Maryland
Harbor Court Associates, LLC	Maryland
Highway Ventures Borrower LLC	Delaware
Highway Ventures LLC	Delaware
HPT Clift TRS LLC	Maryland
HPT CW MA Realty LLC	Maryland
HPT CW MA Realty Trust	Massachusetts
HPT CY TRS, Inc.	Maryland
HPT Geary ABC Holdings LLC	Maryland
HPT Geary Properties Trust	Maryland
HPT IHG Chicago Property LLC	Maryland
HPT IHG GA Properties LLC	Maryland
HPT IHG-2 Properties Trust	Maryland
HPT IHG-3 Properties LLC	Maryland
HPT SN Holding, Inc.	New York
HPT State Street TRS LLC	Maryland
HPT Suite Properties Trust	Maryland
HPT TA Properties Trust	Maryland
HPT TRS IHG-2, Inc.	Maryland
HPT TRS Inc.	Maryland
HPT TRS MRP, Inc.	Maryland
HPT TRS SPES II, Inc.	Maryland
HPT TRS WYN, Inc.	Maryland
HPT Wacker Drive TRS LLC	Maryland
HPTCY Properties Trust	Maryland
HPTMI Hawaii, Inc.	Delaware
HPTMI Properties Trust	Maryland
SVC Gatehall Drive TRS LLC	Maryland
SVC Holdings LLC	Maryland
SVC Jersey City TRS LLC	Maryland
SVC Minneapolis TRS LLC	Maryland
SVC Morris Plains TRS LLC	Maryland
SVC Nanuet TRS LLC	Maryland
SVC NJ TRS LLC	Maryland
SVC Randolph Street TRS LLC	Maryland
SVC Redondo Beach TRS LLC	Maryland
SVCN 1 LLC	Delaware
SVCN 2 LLC	Delaware
SVCN 3 LLC	Delaware
SVCN 4 LLC	Delaware
SVCN 5 LLC	Delaware